Consent of Independent Auditors



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34566) pertaining to the EnviroSource, Inc. Savings Plan and in the related Prospectus of our report dated April 21, 1995 with respect to the financial statements and schedules of the EnviroSource, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                      /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
June 20, 1995